Exhibit 99.1

Azenta Reports Fourth Quarter and Full Year Fiscal 2024 Results; Announces the Plan to Sell B Medical Systems and Appoints Lawrence Y. Lin as CFO

●	FY'24 revenue growth of 4%, reported and organic, in combined Sample Management Solutions and Multiomics
●	FY'25 organic revenue growth expected to be 3% to 5% year over year, with Adjusted EBITDA margin expansion of approximately 300 basis points
●	Pursuing a sale of B Medical Systems to simplify portfolio and drive revenue growth and profitability
●	Announces appointment of Lawrence Y. Lin as Chief Financial Officer; Herman Cueto to remain as advisor to ensure smooth transition

BURLINGTON, Mass., November 12, 2024 (PR Newswire) – Azenta, Inc. (Nasdaq: AZTA) today reported financial results for the fourth quarter and fiscal year ended September 30, 2024.

Fiscal Year 2024 Highlights:

●	Q4'24 revenue growth of 6% reported and 5% organic, in combined Sample Management Solutions and Multiomics
●	FY'24 Adjusted EBITDA margin expansion of approximately 300 basis points versus last year

	Quarter Ended			Year Ended
Dollars in millions, except per share data	September 30,	September 30,		September 30,	September 30,
	2024	2023	Change	2024	2023	Change
Revenue from Continuing Operations	$170	$172	(1)%	$656	$665	(1)%
Organic growth			(2)%			(2)%
Sample Management Solutions	$85	$82	4%	$319	$304	5%
Multiomics	$66	$61	8%	$255	$248	3%
B Medical Systems	$19	$29	(35)%	$83	$113	(27)%

Diluted EPS Continuing Operations	$(0.10)	$0.05	NM	$(3.09)	$(0.19)	NM
Diluted EPS Total	$(0.10)	$0.06	NM	$(3.09)	$(0.22)	NM

Non-GAAP Diluted EPS Continuing Operations	$0.18	$0.13	47%	$0.41	$0.31	32%
Adjusted EBITDA Continuing Operations	$17	$8	119%	$49	$30	62%
Adjusted EBITDA Margin - Continuing Operations	10.2%	4.6%		7.5%	4.6%

Management Comments

“We ended fiscal 2024 strong, delivering core revenue growth in our Sample Management Solutions and Multiomics businesses, and upholding our commitment to meaningfully expand margins,” stated John Marotta, President and CEO. “We are proud of the progress that we made in fiscal 2024, particularly in our Transformation Program Ascend 2026, and intend to carry that momentum forward to drive further performance, as proven by our fiscal 2025 guidance, which anticipates core revenue growth in the range of 3% to 5%, with continued margin expansion and a renewed focus on free cash flow."

Mr. Marotta continued, “Azenta offers a unique portfolio of differentiated products and services and occupies a strong position in the marketplace. Our competitively advantaged portfolio of businesses, coupled with the capabilities of the Value Creation Committee, supported by the full Board, will accelerate our goal of delivering profitable growth and long-term shareholder value creation.”

Fourth Quarter Fiscal 2024 Results

●

Revenue was $170 million, down 1% year over year. Organic revenue declined 2% year over year, which excludes the impact from foreign exchange of less than 1 percentage point. The year-over-year revenue decline was attributable to lower B Medical Systems (“B Medical”) revenue. The combined Sample Management Solutions and Multiomics business segments grew 5% on an organic basis.

●	Sample Management Solutions revenue was $85 million, up 4% year over year.
o

Organic revenue was up 3%, mainly driven by continued strength in Sample Repository Services and Core Products, particularly in Cryogenic Stores and Consumables and Instruments. This was partially offset by a year-over-year revenue decline in Stores.

●	Multiomics revenue was $66 million, up 8% year over year.
o	Organic revenue also grew 8% year over year, primarily driven by growth in Next Generation Sequencing, partially offset by a year-over-year decline in Sanger sequencing revenue.
●	B Medical Systems revenue was $19 million, down 35% year over year.
o	Organic revenue also declined 35% year over year, mainly due to lower order volume in the quarter compared to the prior year, primarily attributable to timing of orders.

Summary of GAAP Earnings Results

●	Operating loss was $12 million. Operating margin increased 240 basis points year over year.
o

Gross margin was 40.8%, up 130 basis points year over year, driven by favorable product mix, operational efficiencies, and cost reduction initiatives, partially offset by increased amortization and transformation costs.

o

Operating expenses were $82 million, down 300 basis points year over year, primarily driven by lower selling, general and administrative expenses and lower amortization, partially offset by increased restructuring and transformation costs.

●	Other income included $6 million of net interest income versus $11 million in the prior year period.
●	Diluted EPS from continuing operations was ($0.10) compared to $0.05 one year ago.

Summary of Non-GAAP Earnings Results

●	Adjusted operating income was $7 million. Operating margin was 4.1%, an improvement of 460 basis points year over year.
o	Adjusted gross margin was 45.0%, up 220 basis points year over year, primarily driven by favorable product mix, operating efficiencies, and cost reduction initiatives.
o

Adjusted operating expense in the quarter was $69 million, down 700 basis points year over year, primarily driven by the benefit of cost reduction initiatives and lower commissions on cold chain sales in B Medical.

●	Adjusted EBITDA was $17 million, and Adjusted EBITDA margin was 10.2%, up 560 basis points year over year.
●	Non-GAAP Diluted EPS was $0.18, compared to $0.13 one year ago.

Full Year Fiscal 2024 Results

●

Revenue for fiscal 2024 was $656 million, down 1% year over year. Organic revenue declined 2%, which excludes the impact from foreign exchange of less than 1 percentage point and a nominal contribution from acquisitions. The year-over-year revenue decline was attributable to lower B Medical revenue. The combined Sample Management Solutions and Multiomics business segments grew 4% on an organic basis.

●	Sample Management Solutions revenue was $319 million, up 5 % year over year.
o	Organic revenue was up 4%. The year-over-year revenue increase was driven by growth in both, the Sample Repository Services and Core Products businesses.
●	Multiomics revenue was $255 million, up 3% year over year.
o	Organic revenue also grew 3% year over year, driven by growth in Next Generation Sequencing and Gene Synthesis services, partially offset by a year-over-year decline in Sanger sequencing revenue.
●	B Medical Systems revenue was $83 million, down 27% year over year.
o	Organic revenue was also down 27% year over year, primarily driven by the timing of cold chain equipment orders.

Summary of GAAP Results

●	Operating loss was $201 million. Operating margin decreased 19.6% year over year.
o

Gross margin was 40.1%, up 60 basis points year over year, primarily driven by favorable product mix, operating efficiencies and cost reduction initiatives, as well as purchase accounting impacts on inventory in the prior year which did not reoccur, partially offset by increased amortization and transformation costs.

o

Operating expense was $464 million, up 38% year over year due to a $116 million non-cash impairment of goodwill and intangible assets, increased transformation and restructuring charges, and a benefit of $18.5 million of fair value contingent consideration adjustments related to B Medical recognized in the prior fiscal year that did not reoccur; these increases were partially offset by lower M&A costs and the benefit of our cost reduction initiatives.

●	Other income included $33 million of net interest income versus $44 million in the prior year period.
●	Diluted EPS from continuing operations was ($3.09) compared to ($0.19) in fiscal 2023.

Summary of Non-GAAP Results

●	Adjusted operating loss was $3 million and operating margin was (0.4%), an improvement of 190 basis points year over year.
o

Adjusted gross margin was 44.5%, up 70 basis points year over year, primarily driven by favorable product mix, operating efficiencies and cost reduction initiatives, partially offset by margin pressure from lower revenue in the B Medical segment.

o	Adjusted operating expense was $295 million, down 400 basis points year over year, primarily driven by the benefit of cost reduction initiatives and lower commissions on cold chain sales in B Medical.
●	Adjusted EBITDA was $49 million, and Adjusted EBITDA margin was 7.5%, an improvement of about 300 basis points year over year.
●	Non-GAAP Diluted EPS for fiscal 2024 was $0.41, compared to $0.31 in fiscal 2023.

Cash and Liquidity as of September 30, 2024

●	The Company ended fiscal year 2024 with a total balance of cash, cash equivalents, restricted cash, and marketable securities of $522 million.
●	Capital expenditures were $13 million in the quarter and $38 million for the full year.

Share Repurchase Program Update

●	In the fourth quarter, the Company repurchased approximately 4.9 million shares for approximately $249 million under a 10b5-1 trading program.
●

The Company completed the repurchases of its common stock under the 2022 Repurchase Authorization in September 2024. As of September 30, 2024, we have repurchased and retired 30.0 million shares of common stock for the full $1.5 billion approved.

Review of Statements of Cash Flows

As part of the year end closing process, the Company is currently reviewing the classification of amounts, primarily between the line items “effects of exchange rate changes on cash and cash equivalents” and “cash provided by operating activities in the Company’s consolidated statements of cash flows that could potentially impact those line items in our previously issued statements of cash flows for fiscal year ended September 30, 2023 and fiscal 2024 quarterly periods. As a result, the Company has not included statements of cash flows in this release. The Company’s consolidated balance sheets and statements of operations are not impacted by any reclassification of these cash flow items for any period.  The Company expects to reflect any changes to the previously issued statements of cash flows in its Annual Report of Form 10-K for the fiscal year ended September 30, 2024.

Guidance for Continuing Operations for Full Year Fiscal 2025 Excluding B Medical Systems

●	Total organic revenue is expected to grow in the range of 3% to 5% relative to fiscal 2024.
●	Adjusted EBITDA margin expansion is expected to be approximately 300 basis points relative to fiscal 2024.

Azenta does not provide forward-looking guidance on a GAAP basis for the measures on which it provides forward-looking non-GAAP guidance as the Company is unable to provide a quantitative reconciliation of forward-looking non-GAAP measures to the most directly comparable forward-looking GAAP measure, without unreasonable effort, because of the inherent difficulty in accurately forecasting the occurrence and financial impact of the various adjusting items necessary for such reconciliations that have not yet occurred, are dependent on various factors, are out of the company's control, or cannot be reasonably predicted. Such adjustments include, but are not limited to, transformation costs, restructuring charges, costs related to acquisitions and divestitures costs, governance-related matters, goodwill and intangible impairments, and other gains and charges that are not representative of the normal operations of the business.

Pursuing Sale of B Medical Systems Segment

Azenta has announced it is pursuing a sale of its B Medical Systems segment, a manufacturer and global distributor of medical refrigeration devices based in Luxembourg. This action will simplify Azenta’s portfolio and allow management to focus on driving revenue growth and profitability in its core businesses. The decision follows work by the Board of Directors to evaluate strategic, operational and financial opportunities to maximize value.

Azenta does not intend to comment further on the process unless and until the Company has determined a specific course of action or otherwise determined that further disclosure is appropriate or required by law.

Names Lawrence Lin Chief Financial Officer

The Company has also named Lawrence Y. Lin as Chief Financial Officer, succeeding Herman Cueto, effective after the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2024 is filed with the Securities and Exchange Commission. Mr. Cueto will remain as an advisor for a period of time to help facilitate a seamless transition.

Mr. Lin joins Azenta from GeoStabilization International LLC (“GSI”), a privately held industrial company, and brings over twenty years of finance experience, including previously holding senior finance roles at PHC Holdings and Danaher.

Mr. Marotta commented, “We’re excited to have Lawrence join the Azenta team. Lawrence is an accomplished finance executive with a proven track record and a skillset that aligns perfectly with Azenta’s needs for its next phase of transformation.”

Mr. Marotta continued, “We will benefit from the many significant contributions Herman made during his time at Azenta, including notably, the development of Ascend 2026, which is already driving considerable margin expansion. He played a key role in laying a terrific foundation on which to build. We wish him the best going forward.”

Before joining GSI, Mr. Lin was Senior Vice President of Finance Operations at PHC Holdings Corporation (TSE: 6523), a leading diversified diagnostic, life sciences and medical device company based in Japan. Prior roles include Vice President of Finance for North America (CFO) and Global Functions at LivaNova (NYSE: LIVN), a global medical technology company, and Vice President of Finance Operations at KaVo Kerr, previously part of Danaher (NYSE: DHR), which was spun off as an independent public company named Envista (NYSE: NVST) in 2019. Mr. Lin holds a bachelor’s degree in finance from California State University, Fullerton.

Conference Call and Webcast

Azenta management will webcast its fourth quarter and full year fiscal 2024 earnings conference call today at 4:30 p.m. Eastern Time. During the call, Company management will respond to questions concerning, but not limited to, the Company's financial performance, business conditions and industry outlook. Management's responses could contain information that has not been previously disclosed.

The call will be broadcast live over the Internet and, together with presentation materials referenced on the call, will be hosted at the Investor Relations section of Azenta's website at https://investors.azenta.com/events and will be archived online on this website for convenient on-demand replay.

Regulation G – Use of Non-GAAP financial Measures

The Company supplements its GAAP financial measures with certain non-GAAP financial measures to provide investors a better perspective on the results of business operations, which the Company believes is more comparable to the similar analyses provided by its peers. These measures are not presented in accordance with, nor are they a substitute for, U.S. generally accepted accounting principles, or GAAP. These measures should always be considered in conjunction with appropriate GAAP measures. A reconciliation of non-GAAP measures to the most nearly comparable GAAP measures is included at the end of this release following the consolidated balance sheets and statements of operations. Certain amounts in the tables that supplement the consolidated financial statements may not sum due to rounding. All percentages are calculated using unrounded amounts.

“Safe Harbor Statement” under Section 21E of the Securities Exchange Act of 1934

Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Azenta’s financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. Forward-looking statements include but are not limited to statements about our revenue and earnings expectations, the potential impact of the review of our statements of cash flows on our previously issued statements of cash flows for the fiscal year ended September 30, 2023 and fiscal 2024 quarterly periods, our ability to realize margin improvement from cost reductions, and our ability to deliver financial success in the future and otherwise related to future operating or financial performance and opportunities. Factors that could cause results to differ from our expectations include the following: our ability to reduce costs effectively; the volatility of the life sciences markets the Company serves; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; price competition; disputes concerning intellectual property; uncertainties in global political and economic conditions; and other factors and other risks, including those that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, Current Reports on Form 8-K and our Quarterly Reports on Form 10-Q. As a result, we can provide no assurance that our future results will not be materially different from those projected. Azenta expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions, or circumstances on which any such statement is based. Azenta undertakes no obligation to update the information contained in this press release.

About Azenta Life Sciences
Azenta, Inc. (Nasdaq: AZTA) is a leading provider of life sciences solutions worldwide, enabling impactful breakthroughs and therapies to market faster. Azenta provides a full suite of reliable cold-chain sample management solutions and multiomics services across areas such as drug development, clinical research and advanced cell therapies for the industry's top pharmaceutical, biotech, academic and healthcare institutions globally. Our global team delivers and supports these products and services through our industry-leading brands, including GENEWIZ, FluidX, Ziath, 4titude, Limfinity, Freezer Pro, Barkey and B Medical Systems.

Azenta is headquartered in Burlington, Massachusetts, with operations in North America, Europe and Asia. For more information, please visit www.azenta.com.

AZENTA INVESTOR CONTACTS:

Yvonne Perron

Vice President, Financial Planning & Analysis and Investor Relations

ir@azenta.com

Sherry Dinsmore

sherry.dinsmore@azenta.com

AZENTA, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

(In thousands, except per share data)

	Three Months Ended		Year Ended
	September 30,		September 30,
	2024	2023	2024	2023
Revenue
Products	$62,234	$72,180	$243,407	$277,191
Services	107,828	100,177	412,916	387,881
Total revenue	170,062	172,357	656,323	665,072
Cost of revenue
Products	44,043	49,235	170,094	186,090
Services	56,606	55,088	222,862	215,842
Total cost of revenue	100,649	104,323	392,956	401,932
Gross profit	69,413	68,034	263,367	263,140
Operating expenses
Research and development	8,412	8,932	33,525	33,956
Selling, general and administrative	72,014	74,926	302,737	316,282
Impairment of goodwill and intangible assets	—	—	115,975	—
Contingent consideration - fair value adjustments	—	—	—	(18,549)
Restructuring charges	1,279	804	11,808	4,577
Total operating expenses	81,705	84,662	464,045	336,266
Operating loss	(12,292)	(16,628)	(200,678)	(73,126)
Other income (expense)
Interest income	5,527	11,329	33,177	43,735
Other, net	(472)	(338)	178	(1,042)
Loss before income taxes	(7,237)	(5,637)	(167,323)	(30,433)
Income tax (benefit) expense	(2,253)	(8,443)	(3,153)	(17,550)
Income (loss) from continuing operations	(4,984)	2,806	(164,170)	(12,883)
Income (loss) from discontinued operations, net of tax	—	569	—	(1,374)
Net income (loss)	$(4,984)	$3,375	$(164,170)	$(14,257)
Basic net income (loss) per share:
Income (loss) from continuing operations	$(0.10)	$0.05	$(3.09)	$(0.19)
Income (loss) from discontinued operations, net of tax	—	0.01	—	(0.02)
Net income (loss) per share	$(0.10)	$0.06	$(3.09)	$(0.22)
Diluted net income (loss) per share:
Income (loss) from continuing operations	$(0.10)	$0.05	$(3.09)	$(0.19)
Income (loss) from discontinued operations, net of tax	—	0.01	—	(0.02)
Diluted net income (loss) per share	$(0.10)	$0.06	$(3.09)	$(0.22)
Weighted average shares used in computing net income (loss) per share:
Basic	48,079	59,603	53,175	66,253
Diluted	48,079	59,692	53,175	66,253

AZENTA, INC.

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In thousands, except share and per share data)

	September 30,	September 30,
	2024	2023

Assets
Current assets
Cash and cash equivalents	$310,929	$678,910
Short-term marketable securities	151,162	338,873
Accounts receivable, net of allowance for expected credit losses ($6,558 and $8,057, respectively)	172,711	156,535
Inventories	115,256	128,198
Derivative asset	—	13,036
Short-term restricted cash	2,069	4,650
Prepaid expenses and other current assets	80,680	98,754
Total current assets	832,807	1,418,956
Property, plant and equipment, net	202,654	205,744
Long-term marketable securities	49,454	111,338
Long-term deferred tax assets	837	571
Operating lease right-of-use assets	63,992	66,580
Goodwill	691,409	784,339
Intangible assets, net	248,030	294,301
Other assets	10,858	3,891
Total assets	$2,100,041	$2,885,720
Liabilities and stockholders' equity
Current liabilities
Accounts payable	$44,433	$35,796
Deferred revenue	31,978	34,614
Accrued warranty and retrofit costs	10,129	10,223
Accrued compensation and benefits	30,713	33,911
Accrued customer deposits	22,324	17,707
Accrued VAT payable	106	20,595
Accrued income taxes payable	13,278	7,378
Accrued expenses and other current liabilities	51,878	50,704
Total current liabilities	204,839	210,928
Long-term tax reserves	398	380
Long-term deferred tax liabilities	54,177	67,301
Long-term operating lease liabilities	58,792	60,436
Other long-term liabilities	12,868	12,175
Total liabilities	331,074	351,220

Stockholders' equity
Preferred stock, $0.01 par value - 1,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $0.01 par value - 125,000,000 shares authorized, 59,031,953 shares issued and 45,570,084 shares outstanding at September 30, 2024, 71,294,247 shares issued and 57,832,378 shares outstanding at September 30, 2023	590	713
Additional paid-in capital	505,958	1,156,160
Accumulated other comprehensive loss	(13,464)	(62,426)
Treasury stock, at cost - 13,461,869 shares at September 30, 2024 and September 30, 2023	(200,956)	(200,956)
Retained earnings	1,476,839	1,641,009
Total stockholders' equity	1,768,967	2,534,500
Total liabilities and stockholders' equity	$2,100,041	$2,885,720

Notes on Non-GAAP Financial Measures

Non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management adjusts the GAAP results for the impact of amortization of intangible assets, restructuring charges, purchase price accounting adjustments and charges related to M&A, non-recurring costs related to the Company’s business transformation initiatives and share repurchases to provide investors better perspective on the results of operations which the Company believes is more comparable to the similar analysis provided by its peers. Management also excludes special charges and gains, such as impairment losses, gains and losses from the sale of assets, certain tax benefits and charges, as well as other gains and charges that are not representative of the normal operations of the business. Management strongly encourages investors to review our financial statements and publicly filed reports in their entirety and not rely on any single measure.

	Quarter Ended
	September 30, 2024		June 30, 2024		September 30, 2023
		per diluted		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share	$	share
Net income (loss) from continuing operations	$(4,984)	$(0.10)	$(6,582)	$(0.12)	$2,806	$0.05
Adjustments:
Amortization of completed technology	6,454	0.13	6,316	0.12	4,769	0.08
Purchase accounting impact on inventory	—	—	—	—	927	0.02
Amortization of intangible assets other than completed technology	6,364	0.13	6,621	0.13	7,481	0.13
Rebranding and transformation costs(1)	5,114	0.11	4,255	0.08	(15)	—
Restructuring charges	1,279	0.03	2,064	0.04	804	0.01
Merger and acquisition costs and costs related to share repurchase(2)	52	—	74	—	1,767	0.03
Tax adjustments(3)	(561)	(0.01)	(9)	—	(6,691)	(0.11)
Tax effect of adjustments	(4,870)	(0.10)	(4,000)	(0.09)	(4,379)	(0.07)
Non-GAAP adjusted net income from continuing operations	$8,848	$0.18	$8,739	$0.16	$7,469	$0.13
Stock-based compensation, pre-tax	1,845	0.04	3,818	0.07	(715)	(0.01)
Tax rate	14%	—	15%	—	15%	—
Stock-based compensation, net of tax	1,587	0.03	3,245	0.07	(608)	(0.01)
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$10,435	$0.22	$11,984	$0.23	$6,861	$0.11

Shares used in computing non-GAAP diluted net income per share		48,079		52,963		59,692

	Year Ended
	September 30, 2024		September 30, 2023
		per diluted		per diluted
Dollars in thousands, except per share data	$	share	$	share
Net loss from continuing operations	$(164,170)	$(3.09)	$(12,883)	$(0.19)
Adjustments:
Amortization of completed technology	24,770	0.47	18,494	0.28
Purchase accounting impact on inventory	—	—	9,664	0.15
Amortization of intangible assets other than completed technology	26,500	0.50	29,884	0.45
Rebranding and transformation costs(1)	13,856	0.26	(49)	—
Restructuring charges	11,808	0.22	4,577	0.07
Impairment of goodwill and intangible assets	115,975	2.18	—	—
Contingent consideration - fair value adjustments	—	—	(18,549)	(0.28)
Merger and acquisition costs and costs related to share repurchase(2)	4,874	0.09	13,842	0.21
Indemnification asset release	—	—	(19)	—
Tax adjustments(3)	2,945	0.06	(8,102)	(0.12)
Tax effect of adjustments	(14,758)	(0.28)	(16,260)	(0.25)
Other special charges	4	—	—	—
Non-GAAP adjusted net income from continuing operations	$21,804	$0.41	$20,599	$0.31
Stock-based compensation, pre-tax	14,467	0.27	9,497	0.14
Tax rate	14%	—	15%	—
Stock-based compensation, net of tax	12,442	0.23	8,072	0.12
Non-GAAP adjusted net income excluding stock-based compensation - continuing operations	$34,246	$0.64	$28,671	$0.43

Shares used in computing non-GAAP diluted net income per share	—	53,175	—	66,253

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.
(2)	Includes expenses related to governance-related matters.
(3)

Tax adjustments during all periods include adjustments to tax benefits related to stock-based compensation. These adjustments are recognized in the period of vesting for US GAAP but included in the annual effective tax rate for Non-GAAP reporting. Tax adjustments for the twelve months ended September 30, 2023 also include a $1.4M increase in expense related to the exclusion of a benefit from an incentive tax rate change in China, and the exclusion of a one-time GAAP tax benefit related to the outside basis difference of a foreign subsidiary of $6.1 million.

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2024	2024	2023	2024	2023
GAAP net income (loss)	$(4,984)	$(6,582)	$3,375	$(164,170)	$(14,257)
Less: Income (loss) from discontinued operations	—	—	569	—	(1,374)
GAAP net income (loss) from continuing operations	(4,984)	(6,582)	2,806	(164,170)	(12,883)
Adjustments:
Less: Interest income, net	(5,527)	(8,004)	(11,329)	(33,177)	(43,735)
Add / Less: Income tax benefit	(2,253)	(450)	(8,443)	(3,153)	(17,550)
Add: Depreciation	9,055	9,749	9,891	37,500	37,206
Add: Amortization of completed technology	6,454	6,316	4,769	24,770	18,494
Add: Amortization of intangible assets other than completed technology	6,364	6,621	7,481	26,500	29,884
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$9,109	$7,650	$5,175	$(111,730)	$11,416

	Quarter Ended			Year Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
Dollars in thousands	2024	2024	2023	2024	2023
Earnings before interest, taxes, depreciation and amortization - Continuing operations	$9,109	$7,650	$5,175	$(111,730)	$11,416
Adjustments:
Add: Stock-based compensation	1,845	3,818	(715)	14,467	9,497
Add: Purchase accounting impact on inventory	—	—	927	—	9,664
Add: Restructuring charges	1,279	2,064	804	11,808	4,577
Add: Impairment of goodwill and intangible assets	—	—	—	115,975	—
Add: Merger and acquisition costs and costs related to share repurchase(2)	52	74	1,767	4,874	13,842
Less: Contingent consideration - fair value adjustments	—	—	—	—	(18,549)
Less: Rebranding and transformation costs(1)	5,114	4,255	(15)	13,856	(49)
Less: Indemnification asset release	—	—	—	—	(19)
Adjusted earnings before interest, taxes, depreciation and amortization - Continuing operations	$17,399	$17,861	$7,943	$49,250	$30,379

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.
(2)	Includes expenses related to governance-related matters.

	Quarter Ended
Dollars in thousands	September 30, 2024		June 30, 2024		September 30, 2023
GAAP gross profit	$69,413	40.8%	$69,056	40.0%	$68,034	39.5%
Adjustments:
Amortization of completed technology	6,454	3.8%	6,316	3.7%	4,769	2.8%
Purchase accounting impact on inventory	—	—	—	—	927	0.5%
Rebranding and transformation costs(1)	588	0.3%	2,656	1.5%	—	—
Non-GAAP adjusted gross profit	$76,455	45.0%	$78,028	45.2%	$73,730	42.8%

	Year Ended
Dollars in thousands	September 30, 2024		September 30, 2023
GAAP gross profit	$263,367	40.1%	$263,140	39.6%
Adjustments:
Amortization of completed technology	24,770	3.8%	18,494	2.8%
Purchase accounting impact on inventory	—	—	9,664	1.4%
Rebranding and transformation costs(1)	3,953	0.6%	—	—
Non-GAAP adjusted gross profit	$292,090	44.5%	$291,298	43.8%

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions						Multiomics
	Quarter Ended						Quarter Ended
	September 30,		June 30,		September 30,		September 30,		June 30,		September 30,
Dollars in thousands	2024		2024		2023		2024		2024		2023
GAAP gross profit	$39,541	46.6%	$36,279	45.0%	$38,296	46.8%	$30,043	45.5%	$29,199	45.9%	$26,808	43.9%
Adjustments:
Amortization of completed technology	1,056	1.2%	1,010	1.3%	867	1.1%	1,040	1.6%	1,038	1.6%	1,211	2.0%
Transformation costs(1)	145	0.2%	(127)	(0.2)%	—	—	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$40,742	48.0%	$37,162	46.1%	$39,163	47.9%	$31,083	47.1%	$30,237	47.5%	$28,019	45.8%

	B Medical Systems						Total Segments
	Quarter Ended						Quarter Ended
	September 30,		June 30,		September 30,		September 30,		June 30,		September 30,
Dollars in thousands	2024		2024		2023		2024		2024		2023
GAAP gross profit	$(173)	(0.9)%	$3,578	12.5%	$2,930	10.0%	$69,413	40.8%	$69,056	40.0%	$68,034	39.5%
Adjustments:
Amortization of completed technology	4,358	22.7%	4,268	15.0%	2,691	9.1%	6,454	3.8%	6,316	3.7%	4,769	2.8%
Purchase accounting impact on inventory	—	—	—	—	927	3.1%	—	—	—	—	927	0.5%
Transformation costs(1)	442	2.3%	2,783	9.8%	—	—	588	0.3%	2,656	1.5%	—	—
Non-GAAP adjusted gross profit	$4,627	24.1%	$10,629	37.3%	$6,548	22.3%	$76,455	45.0%	$78,028	45.2%	$73,730	42.8%

	Sample Management Solutions				Multiomics
	Year Ended				Year Ended
Dollars in thousands	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
GAAP gross profit	$142,035	44.6%	$132,806	43.7%	$115,434	45.3%	$109,820	44.2%
Adjustments:
Amortization of completed technology	3,909	1.2%	2,973	1.0%	4,157	1.6%	4,874	2.0%
Transformation costs(1)	377	0.1%	—	—	—	—	—	—
Non-GAAP adjusted gross profit	$146,321	45.9%	$135,779	44.7%	$119,591	47.0%	$114,694	46.2%

	B Medical Systems				Total Segments
	Year Ended				Year Ended
Dollars in thousands	September 30, 2024		September 30, 2023		September 30, 2024		September 30, 2023
GAAP gross profit	$5,895	7.1%	$20,514	18.1%	$263,367	40.1%	$263,140	39.6%
Adjustments:								$—
Amortization of completed technology	16,704	20.1%	10,647	9.4%	24,770	3.8%	18,494	2.8%
Purchase accounting impact on inventory	—	—	9,664	8.5%	—	—	9,664	1.4%
Transformation costs(1)	3,576	4.3%	—	—	3,953	0.6%	—	—
Other adjustment	—	—	(1)	—	—	—	—	—
Non-GAAP adjusted gross profit	$26,175	31.5%	$40,824	36.1%	$292,090	44.5%	$291,298	43.8%

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.

	Sample Management Solutions			Multiomics			B Medical Systems
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2024	2024	2023	2024	2024	2023	2024	2024	2023
GAAP operating income (loss)	$8,641	$2,469	$4,992	$(1,888)	$(1,768)	$(4,502)	$(6,815)	$(5,142)	$(7,153)
Adjustments:				.		.	.		.
Amortization of completed technology	1,056	1,010	867	1,040	1,038	1,211	4,358	4,268	2,691
Purchase accounting impact on inventory	—	—	—	—	—	—	—	—	927
Amortization of intangible assets other than completed technology	—	51	51	—	—	—	—	—	—
Transformation costs(1)	163	(127)	—	—	—	—	442	2,783	—
Other adjustment	—	1	—	—	—	—	—	(1)	(1)
Non-GAAP adjusted operating income (loss)	$9,860	$3,404	$5,910	$(848)	$(730)	$(3,291)	$(2,015)	$1,908	$(3,536)

	Total Segments			Corporate			Total
	Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,	September 30,	June 30,	September 30,
Dollars in thousands	2024	2024	2023	2024	2024	2023	2024	2024	2023
GAAP operating income (loss)	$ (62)	$ (4,441)	$ (6,663)	$ (12,230)	$ (10,313)	$ (9,965)	$ (12,292)	$ (14,754)	$ (16,628)
Adjustments:
Amortization of completed technology	6,454	6,316	4,769	—	—	—	6,454	6,316	4,769
Purchase accounting impact on inventory	—	—	927	—	—	—	—	—	927
Amortization of intangible assets other than completed technology	—	51	51	6,364	6,570	7,430	6,364	6,621	7,481
Rebranding and transformation costs(1)	605	2,656	—	4,509	1,599	(15)	5,114	4,255	(15)
Restructuring charges	—	—	—	1,279	2,064	804	1,279	2,064	804
Contingent consideration - fair value adjustments	—	—	—	—	—	—	—	—	—
Merger and acquisition costs and costs related to share repurchase(2)	—	—	—	52	74	1,767	52	74	1,767
Other adjustment	—	—	(1)	2	(1)	—	2	(1)	(1)
Non-GAAP adjusted operating income (loss)	$ 6,997	$ 4,582	$ (917)	$ (24)	$ (7)	$ 21	$ 6,973	$ 4,575	$ (896)

	Sample Management Solutions		Multiomics		B Medical Systems
	Year Ended		Year Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Dollars in thousands	2024	2023	2024	2023	2024	2023
GAAP operating income (loss)	$ 6,383	$ (5,633)	$ (12,152)	$ (18,652)	$ (25,949)	$ (20,757)
Adjustments:
Amortization of completed technology	3,909	2,973	4,157	4,874	16,704	10,647
Purchase accounting impact on inventory	—	—	—	—	—	9,664
Amortization of intangible assets other than completed technology	154	311	—	—	—	1,366
Transformation costs(1)	395	—	—	—	3,576	—
Other adjustments	—	—	—	(1)	—	(1)
Non-GAAP adjusted operating income (loss)	$ 10,841	$ (2,349)	$ (7,995)	$ (13,779)	$ (5,669)	$ 919

	Total Segments		Corporate		Total
	Year Ended		Year Ended		Year Ended
	September 30,	September 30,	September 30,	September 30,	September 30,	September 30,
Dollars in thousands	2024	2023	2024	2023	2024	2023
GAAP operating loss	$(31,718)	$(45,042)	$(168,960)	$(28,084)	$(200,678)	$(73,126)
Adjustments:
Amortization of completed technology	24,770	18,494	—	—	24,770	18,494
Purchase accounting impact on inventory	—	9,664	—	—	—	9,664
Amortization of intangible assets other than completed technology	154	1,677	26,346	28,207	26,500	29,884
Rebranding and transformation costs(1)	3,971	—	9,885	(49)	13,856	(49)
Restructuring charges	—	—	11,808	4,577	11,808	4,577
Impairment of goodwill and intangible assets			115,975	—	115,975	—
Contingent consideration - fair value adjustments	—	—	—	(18,549)	—	(18,549)
Merger and acquisition costs and costs related to share repurchase(2)	—	—	4,874	13,842	4,874	13,842
Other adjustments	—	(2)	—	1	—	(1)
Non-GAAP adjusted operating loss	$(2,823)	$(15,209)	$(72)	$(55)	$(2,895)	$(15,264)

(1)	Transformation costs represent non-recurring expenses for strategic projects with anticipated long-term benefits to the Company focused on cost reduction and productivity improvement that do not meet the definition of restructuring charges. These costs are directed at simplifying, standardizing, streamlining, and optimizing the Company’s operations, processes and systems to permanently alter the Company’s operations for the long term. For a project to be considered transformational, successful completion of the project must be expected to bring long-term material benefits to the organization and involve significant changes to process and/or underlying technology. Transformation costs in the period result from actions taken as part of the Company’s 2024 cost reduction plan, and primarily relate to one time asset write-downs associated with changes in technology, one time inventory write-downs relating to restructuring actions taken in the period, and third-party consulting costs associated with process and systems re-design.
(2)	Includes expenses related to governance-related matters.

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Quarter Ended			Quarter Ended			Quarter Ended			Quarter Ended
	September 30,	September 30,		September 30,	September 30,		September 30,	September 30,		September 30,	September 30,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$85	$82	4%	$66	$61	8%	$19	$29	(35)%	$170	$172	(1)%
Acquisitions/divestitures	—	—	0%	—	—	0%	—	—	0%	—	—	0%
Currency exchange rates	0	—	(0)%	0	—	(0)%	0	—	(1)%	1	—	(0)%
Organic revenue	$85	$82	3%	$66	$61	8%	$19	$29	(35)%	$169	$172	(2)%

	Sample Management Solutions			Multiomics			B Medical Systems			Azenta Total
	Year Ended			Year Ended			Year Ended			Year Ended
	September 30,	September 30,		September 30,	September 30,		September 30,	September 30,		September 30,	September 30,
Dollars in millions	2024	2023	Change	2024	2023	Change	2024	2023	Change	2024	2023	Change
Revenue	$319	$304	5%	$255	$248	3%	$83	$113	(27)%	$656	$665	(1)%
Acquisitions/divestitures	1	—	(0)%	—	—	0%	—	—	0%	1	—	(0)%
Currency exchange rates	1	—	(0)%	(1)	—	0%	1	—	(1)%	1	—	(0)%
Organic revenue	$316	$304	4%	$255	$248	3%	$82	$113	(27)%	$654	$665	(2)%